UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
JULY 22, 2014

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13368	37-1103704
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of principal executive offices)	(Zip Code)

(217) 234-7454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Incorporated by reference is the quarterly report to stockholders issued by First Mid-Illinois Bancshares, Inc. (the "Company") on July 24, 2014, attached as Exhibit 99, providing information concerning the Company's financial statements and operations as of June 30, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, Benjamin I. Lumpkin informed the Board of Directors (the “Board of Directors”) of First Mid-Illinois Bancshares, Inc. (the “Company”) of his decision to resign, effective immediately, as director the Company and as a member of the Audit Committee and the Compensation Committee of the Board of Directors.

On July 22, 2014, the Board of Directors adopted a resolution increasing the size of the Board of Directors from seven (7) directors to eight (8) directors and appointed Robert S. Cook and James E. Zimmer to serve as directors of the Company to fill the vacancy created by Mr. Lumpkin’s resignation and by the increase in the size of the Board of Directors.

Mr. Cook was appointed to serve until the expiration of the current Class III term in 2016, or until his successor is duly elected and qualified, unless he shall earlier resign or be removed. The Board of Directors has determined that Mr. Cook will serve on the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Cook will be compensated for his service as a director under the Company’s standard compensation program for non-employee directors. There is no arrangement or understanding between Mr. Cook and any other person pursuant to which Mr. Cook was selected as a director and there are no related party transactions involving Mr. Cook that are reportable under Item 404(a) of Regulation S-K.

Mr. Zimmer was appointed to serve until the expiration of the current Class III term in 2016, or until his successor is duly elected and qualified, unless he shall earlier resign or be removed. The Board of Directors has determined that Mr. Zimmer will serve on the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Zimmer will be compensated for his service as a director under the Company’s standard compensation program for non-employee directors. There is no arrangement or understanding between Mr. Zimmer and any other person pursuant to which Mr. Zimmer was selected as a director and there are no related party transactions involving Mr. Zimmer that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1     Quarterly Report to Stockholders as of and for the period ending June 30, 2014

Exhibit 99.2    Press Release dated July 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: July 24, 2014

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Quarterly Report to Stockholders

99.2	Press Release dated July 24, 2014